Exhibit 99.1

Unusual Machines Issues Letter to Shareholders

CEO Allan Evans shares Q3 2024 highlights and provides insight into the Company’s future plans

ORLANDO, Florida – November 14, 2024 (ACCESSWIRE) – Unusual Machines, Inc. (NYSE American: UMAC) (“Unusual Machines” or the “Company”), a drone and drone components manufacturer, today announced it filed its Form 10-Q with the U.S. Securities and Exchange Commission for the third quarter of 2024 and provided the following letter to its shareholders from CEO Allan Evans.

Dear Shareholders,

This shareholder letter follows the completion of our third quarter of 2024. This quarter represents an inflection point of us at it represents the start of our component business. We are grateful for your continued support and confidence in Unusual Machines. The launch of our BlueUAS Framework flight controller, financial results, and recent financing have led to a significant number of questions from shareholders.  We would like to take this opportunity to provide context and deeper insights into our operations and what these represent for Unusual Machines’ future.

Operations Update

Unusual Machines revenue for the third quarter was primarily from the B2C sales channel. For the third quarter, we generated approximately $1.53 million in sales which represents a quarter over quarter increase of approximately 9%. The increase in revenue still held 26% gross margin. Based upon total sales of $3.56M through quarter three, we are still ahead of our pace to hit the target for 2024 of $5M or better in sales revenue.

Enterprise Operations Update

The critical role drones have played in recent conflicts, such as in Ukraine and Israel, has heightened the U.S. Department of Defense’s demand for cost-effective drones and a reliable non-Chinese supply chain. We have started to sell NDAA-compliant drone components for the defense sector. In quarter three, we received approval from the Defense Innovation Unit of the U.S. Department of Defense for inclusion of our U.S made Brave 7 flight controller on the Blue UAS Framework. In the first week of availability, we received orders for almost 7,000 units and are currently shipping more than 1,000 flight controllers per month. These enterprise component sales just started to contribute to revenue in the third quarter and we expect them to help us drive growth into the fourth quarter of 2024 and all of 2025.We originally anticipated stronger demand from the U.S. DoD, but that demand did not materialize as we expected at the end of September. It has been offset by much stronger demand from Western Europe.

Finalization of a Private Placement

As a subsequent event, we finalized a private placement in October for an aggregate financing of $1.955M. We received net proceeds of $1.733M. We are confident this transaction benefits shareholders as the pricing of the transaction was above the close of the market and included warrants with a strike price of $1.99. This private placement provides us with cash to meet our operational needs and the ability to generate more operating capital from the conversion of the warrants. We feel that this transaction strikes the right balance between dilution and providing the resources for growth. Without conversion of the warrants, the fully diluted common share count is approximately 12.6 million shares and should be used when calculating an adjusted market cap.

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Cash Position

We view managing our cash position and cash flow as the most important aspect of our business. We started the third quarter with $2.2M and finished the quarter with $1.69M. The breakdown of the cash position change over the quarter (Table 1) provides greater detail our expenses. Expenses are in line with our expectations, and we have started the process of monetizing our excess current and prepaid inventory by reducing those line items by over $100k through the sale of goods. This cash position is bolstered by the proceeds from the private placement, and we continue to limit our cash burn as part of our long-term focus on cash flow.

Looking Ahead

Our priorities moving forward are clear:

•	Retail Sales: As our primary revenue source, we will continue to invest in and expand Rotor Riot’s operations, driving both top-line growth and improved margins while introducing U.S. made components at competitive prices. This quarter will be a particular focus because of the holidays.

•	NDAA-Compliant Production: We expect more products to get Blue UAS Framework certified this quarter and anticipate significant enterprise sales of the Brave 7 and the new products in quarter 4.

We are enthusiastic about the future of Unusual Machines. The expansion of enterprise sales could provide an immediate driver for substantial growth. We thank you for your trust and confidence in our vision.  We are a small company and appreciate your feedback. Please reach out with any questions or comments.

Sincerely,

Allan Evans

CEO of Unusual Machines

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Third Quarter Financial Results

•	Sales totaled approximately $1.53 million for the three months ended September 30 and approximately $3.6 million for the period since acquisitions of Fat Shark and Rotor Riot of February 16, 2024 through September 30, 2024. We did not have any sales in the prior year or prior to the completion of the acquisitions.

•	Gross margin for the third quarter was approximately 26%, which brings us to a gross margin YTD of 28%. We did not have any sales or gross profit in the prior year.

•	Our loss from operations was approximately $1.5 million for the three months ended September 30, 2024 as compared to an operating loss of $0.4 million for the three months ended September 30, 2023. Included in this is non-recurring expenses of $0.1 million related to our IPO and transition costs and stock compensation expense of $0.4 million.

•	Net loss attributable to common shareholders for the third quarter 2024 was approximately $2.1 million or $0.30 per share as compared to a net loss of approximately $0.4 million for the third quarter 2023 or $0.11 per share. The decrease primarily relates to additional expenses as it relates to the completion of our IPO and acquisitions and additional costs incurred related to the transition and integration of Fat Shark and Rotor Riot.

•	We had approximately $1.7 million of cash as of September 30, 2024 as compared to $0.9 million as of December 31, 2023. The increase in cash primarily relates to the closing of our IPO for gross proceeds of $5.0 million in February 2024 offset by our increase in net loss and cash used as consideration related to the acquisitions of Fat Shark and Rotor Riot.

For further information concerning our financial results, see the tables attached to this shareholders’ letter.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant component supplier to the fast-growing multi-billion-dollar US drone industry and the global defense business. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements include: our expectation that we will get more products listed on the Blue UAS Framework of the U.S. Department of Defense, our expected revenue from enterprise drone components in Q4 and 2025, our focus on and expected revenue from the retail marketand our liquidity., The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include the impact of the recent U.S. presidential election on (i) advancing the sale of non-Chinese drone parts, (ii) on the economy, and (iii) the war in Ukraine, governmental delays, future interest rates, and our ability to enhance our existing products, develop new products and create new services for our customers and future customers, and the Risk Factors contained in our Prospectus filed with the Securities and Exchange Commission on October 25, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

CS Investor Relations

917-633-8980

investors@unusualmachines.com

SOURCE: Unusual Machines, Inc.

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Table 1

Cash balance at June 30, 2024	$2.2	M

Q3 cash spend:
Non-recurring expenses (IPO, acquisition, transition)	(0.1	M)
Marketing and IR additional spend	(0.3	M)
Interest expense	(0.04	M)
Inventory decrease	0.1	M
Accounts payable increase	0.3	M
Normal operations	(0.47	M)

Cash Balance at September 30, 2024	$1.69	M

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Unusual Machines, Inc.

Consolidated Condensed Balance Sheets

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,685,772	$894,773
Accounts Receivable	79,907	–
Inventory	1,453,042	–
Prepaid inventory	1,140,511	–
Other current assets	158,093	120,631
Total current assets	4,517,325	1,015,404

Non-current assets:
Property and equipment, net	741	1,254
Deferred offering costs	–	512,758
Operating lease right-of-use assets	340,389	–
Goodwill and intangible assets	19,666,086	–
Total non-current assets	20,007,216	514,012

Total assets	$24,524,541	$1,529,416

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,032,636	$114,497
Operating lease liabilities	65,089	–
Deferred revenue	300,517	–
Warrant liabilities	308,964	–
Derivative liability – convertible note conversion option	311,048	–
Total current liabilities	2,018,254	114,497

Long-term liabilities
Convertible note	3,000,000	–
Operating lease liabilities – long term	280,285	–

Total liabilities	5,298,539	114,497

Commitments and contingencies (See note 13)

Stockholders’ equity:
Series A preferred stock - $0.01 par value, 4,250 authorized and 4,250 and 0 shares issued and outstanding on September 30, 2024 and December 31, 2023, respectively	43	–
Series B preferred stock - $0.01 par value, 10,000,000 authorized and 50 and 190 shares issued and outstanding on September 30, 2024 and December 31, 2023, respectively	1	2
Series C preferred stock - $0.01 par value, 3,000 authorized and 210 and 0 shares issued and outstanding on September 30, 2024 and December 31, 2023, respectively	2	–
Common stock - $0.01 par value, 500,000,000 authorized and 6,184,983 and 3,217,255 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	61,850	32,173
Additional paid in capital	27,959,642	5,315,790
Accumulated deficit	(8,795,536)	(3,933,046)
Total stockholders’ equity	19,226,002	1,414,919

Total liabilities and stockholders’ equity	$24,524,541	$1,529,416

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Unusual Machines, Inc.

Consolidated Condensed Statement of Operations

For the Three and Nine months Ended September 30, 2024 and 2023

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
				(Restated – Note 14)
Revenues	$1,531,264	$–	$3,561,303	$–

Cost of goods sold	1,131,777	–	2,569,209	–

Gross profit	399,487	–	992,094	–

Operating Expenses
Operations	218,126	–	544,220	–
Research and development	15,000	–	42,078	–
Sales and marketing	252,253	–	795,643	–
General and administrative	1,374,989	353,029	3,728,749	1,965,469
Depreciation and amortization	171	645	513	1,407
Total operating expenses	1,860,539	353,674	5,111,203	1,966,876
Operating loss	(1,461,052)	(353,674)	(4,119,109)	(1,966,876)

Other Income (Expense)
Interest income	180	–	180	–
Interest expense	(41,465)	–	(101,648)	–
Loss on debt extinguishment	(685,151)	–	(685,151)	–
Change in fair value of derivatives and warrant liabilities	43,238	–	43,238	–
Other (Income) Expense	(683,198)	–	(743,381)	–

Net loss	$(2,144,250)	$(353,674)	$(4,862,490)	$(1,966,876)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.30)	$(0.11)	$(0.63)	$(0.59)

Weighted average common shares outstanding
Basic and diluted	7,147,866	3,217,255	7,749,285	3,337,402

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Unusual Machines, Inc.

Consolidated Condensed Statement of Changes in Stockholders’ Equity

For the Nine months Ended September 30, 2024 and 2023

(Unaudited)

Nine months Ended September 30, 2023 (Restated – Note 14)

	Series A, Preferred Stock		Series B, Preferred Stock		Series C, Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2022	–	$–	140	$1	–	$–	3,392,250	$33,923	$4,714,041	$(1,549,584)	$3,198,381

Issuance of common shares for services	–	–	–	–	–	–	75,005	750	599,250	–	600,000
Net loss	–	–	–	–	–	–	–	–	–	(1,177,904)	(1,177,904)
Balance, March 31, 2023	–	$–	140	$1	–	$–	3,467,255	$34,673	$5,313,291	$(2,727,488)	$2,620,477

Conversion of preferred stock	–	–	50	1	–	–	(250,000)	(2,500)	2,499	–	–
Net loss	–	–	–	–	–	–	–	–	–	(435,298)	(435,298)
Balance, June 30, 2023	–	$–	190	$2	–	$–	3,217,255	$32,173	$5,315,790	$(3,162,786)	$2,185,179

Net loss	–	–	–	–	–	–	–	–	–	(353,674)	(353,674)
Balance, September 30, 2023	–	$–	190	$2	–	$–	3,217,255	$32,173	$5,315,790	$(3,516,460)	$1,831,505

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Nine months Ended September 30, 2024

	Series A, Preferred Stock		Series B, Preferred Stock		Series C, Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2023	–	$–	190	$2	–	$–	3,217,255	$32,173	$5,315,790	$(3,933,046)	$1,414,919

Issuance of common shares as settlement	–	–	–	–	–	–	16,086	161	64,183	–	64,344
Issuance of common shares, initial public offering, net of offering costs	–	–	–	–	–	–	1,250,000	12,500	3,837,055	–	3,849,555
Issuance of common shares, business combination	–	–	–	–	–	–	4,250,000	42,500	16,957,500	–	17,000,000
Conversion of preferred shares	–	–	(120)	(1)	–	–	600,000	6,000	(5,999)	–	–
Net loss	–	–	–	–	–	–	–	–	–	(1,106,002)	(1,106,002)
Balance, March 31, 2024	–	$–	70	$1	–	$–	9,333,341	$93,334	$26,168,529	$(5,039,048)	$21,222,816

Conversion of preferred shares	–	–	(20)	–	–	–	100,000	1,000	(1,000)	–	–
Issuance of common shares, equity incentive plan	–	–	–	–	–	–	977,899	9,779	(9,779)	–	–
Stock compensation expense - vested stock	–	–	–	–	–	–	–	–	346,854	–	346,854
Stock option compensation expense	–	–	–	–	–	–	–	–	14,389	–	14,389
Net loss	–	–	–	–	–	–	–	–	–	(1,612,238)	(1,612,238)
Balance, June 30, 2024	–	$–	50	$1	–	$–	10,411,240	$104,113	$26,518,993	$(6,651,286)	$19,971,821

Issuance of common shares, equity incentive plan	–	–	–	–	–	–	23,743	237	(237)	–	–
Exchange of common shares for Series A preferred	4,250	43	–	–	–	–	(4,250,000)	(42,500)	42,457	–	–
Exchange of convertible note for Series C preferred	–	–	–	–	210	2	–	–	999,998	–	1,000,000
Stock compensation expense – vested stock	–	–	–	–	–	–	–	–	375,345	–	375,345
Stock option compensation expense	–	–	–	–	–	–	–	–	23,086	–	23,086
Net loss	–	–	–	–	–	–	–	–	–	(2,144,250)	(2,144,250)
Balance, September 30, 2024	4,250	$43	50	$1	210	$2	6,184,983	$61,850	$27,959,642	$(8,795,536)	$19,226,002

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Unusual Machines, Inc.

Consolidated Condensed Statement of Cash Flows

For the Nine months Ended September 30, 2024 and 2023

(Unaudited)

	Nine months Ended September 30,
	2024	2023
		(Restated – Note 14)
Cash flows from operating activities:
Net loss	$(4,862,490)	$(1,966,876)
Depreciation	513	1,407
Stock compensation expense as settlement	64,344	600,000
Stock compensation expense	759,673	–
Change in fair value for warrant and derivative liabilities	(43,239)	–
Loss on debt extinguishment, non-cash component	663,250	–
Change in assets and liabilities:
Accounts receivable	(73,109)	–
Inventory	337,562	–
Prepaid inventory	(319,532)	–
Other assets	(29,100)	33,750
Accounts payable and accrued expenses	630,595	(50,819)
Operating lease liabilities	(33,056)	–
Customer deposits and other current liabilities	186,076	–
Net cash used in operating activities	(2,718,513)	(1,382,538)

Cash flows from investing activities
Cash portion of consideration paid for acquisition of businesses; net of cash received	(852,801)	–
Purchase of property & equipment	–	(3,164)
Net cash used in investing activities	(852,801)	(3,164)

Cash flows from financing activities:
Proceeds from issuance of common shares	5,000,000	–
Common share issuance offering costs	(637,687)	(376,702)
Net cash provided by (used in) financing activities	4,362,313	(376,702)

Net increase (decrease) in cash	790,999	(1,762,404)

Cash, beginning of period	894,773	3,099,422

Cash, end of period	$1,685,772	$1,337,018

Supplemental disclosures of cash flow information:
Non-cash consideration paid for assets acquired and liabilities assumed	$19,000,000	$–
Deferred acquisition costs	$100,000	$–
Deferred offering costs recorded as reduction of proceeds	$512,758	$–

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